UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 2, 2021

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34630	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive,	Bedford,	MA	01730
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.10 par value per share	AZPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2021, we announced the appointment of Chantelle Breithaupt to the position of Senior Vice President, Chief Financial Officer, effective March 22, 2021. Ms. Breithaupt will serve at an annual salary of $425,000, and will be offered an executive retention agreement consistent with our agreements with other non-CEO executives. Ms. Breithaupt will also participate in the FY2021 Executive Bonus Plan, with an annual bonus target of $300,000 prorated for the fiscal year ending June 30, 2021, and will receive a sign-on bonus of $150,000. In addition, on her start date, Ms. Breithaupt will receive equity grants of (a) $500,000 in value of fully vested restricted stock units and (b) $2,350,000 in value allocated between restricted stock units and stock options, which will vest in 16 equal quarterly installments.

Ms. Breithaupt was employed by Cisco Systems, Inc. from 2014 to 2021, where she served as, among other roles, Senior Vice President - Finance since January 2021, Vice President of Finance, Customer Experience/Services from August 2018 to January 2021, Vice President - Finance, Americas from October 2016 to August 2018, and Senior Director - Commercial Finance from September 2015 to September 2016. From 1997 to 2014, Ms. Breithaupt was with General Electric Company, where she last served as Chief Financial Officer of GE Healthcare Services, EMEA. She is 48 years old.

Item 9.01	Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press release issued by Aspen Technology, Inc. on March 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: March 2, 2021	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary